As filed with the Securities and Exchange Commission on August 11, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CARTER BANKSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Virginia	85-3365661
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1300 Kings Mountain Road
Martinsville, Virginia 24112
(276) 656-1776
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Litz H. Van Dyke
Chief Executive Officer
1300 Kings Mountain Road
Martinsville, Virginia 24112
(276) 656-1776
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Susan S. Ancarrow, Esq.
Seth A. Winter, Esq.
Troutman Pepper Locke LLP
Troutman Pepper Locke Building
1001 Haxall Point
Richmond, Virginia 23219-1122
(804) 697-1200

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Dividend Reinvestment and
Stock Purchase Plan
1,000,000 Shares of Common Stock
This prospectus relates to 1,000,000 shares of common stock, par value $1.00 per share, of Carter Bankshares, Inc. that we are offering through the Carter Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Plan provides existing shareholders of our common stock with a convenient and economical means of purchasing shares of our common stock within specified limits. The Plan offers:
•for existing shareholders, automatic reinvestment of all or a portion of your cash dividends on our common stock in additional shares of our common stock;
•for existing shareholders, purchase of additional shares of our common stock in amounts ranging from $100 to $10,000 per month; and
•“safekeeping” in book entry form of your shares at no cost.
The terms and provisions of the Plan are set forth in this prospectus. The prices to be paid for shares of common stock purchased through the Plan will be based on the weighted average price actually paid for the shares or, for newly issued shares, the fair market value of our common stock, in each case as determined as provided in the Plan. For newly issued shares acquired through dividend reinvestments, our Board of Directors (our “Board”), or a designated committee thereof, may apply a discount ranging from 0.0% to 5.0% to the purchase price on a quarter-by-quarter basis. See “How is my purchase price determined?” for additional details on the discount terms. No discount applies to shares purchased through voluntary cash payments or to shares purchased in the open market or privately negotiated transactions. Shares issued under the Plan will be either newly issued shares or shares purchased for Plan participants in the open market or privately negotiated transactions. The Plan does not represent a change in our dividend policy. Our dividend policy will continue to depend on earnings, financial requirements and other factors. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, if and when declared by our Board, in the usual manner.
Our principal executive office is located at 1300 Kings Mountain Road, Martinsville, Virginia 24112, and our telephone number is (276) 656-1776. Our common stock is quoted on the Nasdaq Global Select Market (“Nasdaq”), under the symbol “CARE.” On August 7, 2026, the closing price of our common stock was $33.00 per share. You are urged to obtain current market quotations of the common stock.
Investing in our securities involves risks. You should carefully consider the Risk Factors referred to on page 21 of this prospectus and in the documents incorporated or deemed incorporated by reference herein before making any decision to invest in our securities.
These securities are not savings accounts, deposits, or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 11, 2026

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the shares of our common stock offered under the Plan. Please read this prospectus carefully.
You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations other than those contained or incorporated in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to sell or to buy any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any persons in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained or incorporated herein at its date is correct as of any time subsequent to its date.
As used in this prospectus, unless the context suggests otherwise, the terms the “Company,” “we,” “us” and “our” refer to Carter Bankshares, Inc. and its subsidiaries, including Carter Bank & Trust (the “Bank”).
i

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include statements relating to our financial condition, market conditions, results of operations, plans, including our strategic plan, brand strategy, and guiding principles and the anticipated results of the foregoing, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios and asset levels and quality. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Forward-looking statements appear in this prospectus and may include statements about business strategy and prospects for growth, operations, ability to pay dividends, competition, regulation and general economic conditions.
These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and often are beyond our control. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Actual results may differ significantly from those expressed in or implied by these forward-looking statements. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements including, but not limited to the effects of:
•market interest rates and the impacts of market interest rates on economic conditions, customer behavior, and our net interest margin, net interest income, funding costs and our deposit, loan and securities portfolios;
•inflation, market and monetary fluctuations;
•changes in trade policies, tariffs, monetary and fiscal policies and laws of the U.S. government and the related impacts on economic conditions and financial markets, and changes in policies of the Federal Reserve, FDIC and U.S. Department of the Treasury;
•changes in accounting policies, practices, or guidance, for example, our adoption of Current Expected Credit Losses (“CECL”) methodology, including potential volatility in our operating results due to application of the CECL methodology;
•cyber-security threats, attacks or events;
•rapid technological developments and changes, including emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action or increase cybersecurity threats;
•our ability to resolve our nonperforming assets and our ability to secure collateral on loans that have entered nonaccrual status due to loan maturities and failure to pay in full;
•changes in our liquidity and capital positions;
•concentrations of loans secured by real estate, particularly commercial real estate (“CRE”) loans, and the potential impacts of changes in market conditions on the value of real estate collateral;
•increased delinquency and foreclosure rates on CRE loans;
•an insufficient allowance for credit losses;
•the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, war and other geopolitical conflicts or public health events (such as pandemics), and of any governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on macroeconomic conditions; the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth;
•a change in spreads on interest-earning assets and interest-bearing liabilities;
•regulatory supervision and oversight, including our relationship with regulators and any actions that may be initiated by our regulators;
•legislation affecting the financial services industry as a whole, and us and the Bank, in particular, and changes impacting the rulemaking, supervision, examination and enforcement priorities of the federal banking agencies;
•the outcome of pending and future litigation and/or governmental proceedings;
•increasing price and product/service competition;
•the ability to continue to introduce competitive new products and services on a timely, cost-effective basis;
•managing our internal growth and acquisitions;
•the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating acquired operations will be more difficult, disruptive or more costly than anticipated;
•the soundness of other financial institutions and any indirect exposure related to large bank failures and their impact on the broader market through other customers, suppliers and partners or that the conditions which resulted in the liquidity concerns with those failed banks may also adversely impact, directly or indirectly, other financial institutions and market participants with which we have commercial or deposit relationships;
•material increases in costs and expenses;
•reliance on significant customer relationships;
•general economic or business conditions, including unemployment levels, supply chain disruptions, slowdowns in economic growth, government shutdowns and geopolitical instability and tensions;
•significant weakening of the local economies in which we operate;
•changes in customer behaviors, including consumer spending, borrowing and saving habits;
•changes in deposit flows and loan demand;
•our failure to attract or retain key associates;
•expansions or consolidations in our branch network, including that the anticipated benefits of our branch acquisitions or our branch network optimization project are not fully realized in a timely manner or at all;
•deterioration of the housing market and reduced demand for mortgages; and
•turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses.

Please also refer to such other factors as discussed throughout Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events expressed in or implied by a forward-looking statement may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update, revise or clarify any forward-looking statement to reflect developments occurring after the statement is made, except as required by law.

PROSPECTUS SUMMARY
This summary highlights selected information contained in, or incorporated by reference into, this prospectus. Because this is a summary, it may not contain all of the information that is important to you. Therefore, you should also read the more detailed information set forth in this prospectus, our financial statements and the other information that is incorporated by reference herein.
We have adopted the Plan to offer our shareholders an opportunity to purchase additional shares of our common stock automatically through the reinvestment of cash dividends and/or by investing additional, voluntary cash payments in an amount between $100 and $10,000 per month. All shareholders of our common stock are eligible to participate in the Plan. You may make purchases under the Plan with some or all of the cash dividends you receive on our common stock, subject to the limitations outlined in the Plan.
The Plan applies to cash dividends paid on issued and outstanding shares of common stock, provided, however, that dividends payable with respect to unvested restricted stock awards (“RSAs”) held by our employees and directors are not eligible for reinvestment under the Plan and are processed separately through our equity compensation administration programs.
We will issue shares to Plan participants from our authorized but unissued shares, purchase shares on the open market or in privately negotiated transactions or use a combination of these methods to effect the reinvestment of dividends. For shares acquired through open market or in privately negotiated transactions, the purchase price is the weighted average price actually paid for the shares and for newly issued shares, the fair market value of our common stock, in each case as determined as provided in the Plan. For newly issued shares acquired through dividend reinvestments, our Board, or a designated committee thereof, may apply a discount ranging from 0.0% to 5.0% to the purchase price; our Board or committee will determine, on a quarter-by-quarter basis, whether to apply a discount within the authorized range or to apply no discount at all, and will announce such determination no later than the applicable dividend record date. This discount does not apply to shares purchased through voluntary cash payments or to shares purchased on the open market. If the Plan Administrator (as defined below) is directed to purchase shares on the open market for a given investment period, no discount will apply to those purchases. We will pay all fees, brokerage commissions, and expenses incurred in connection with your purchases under the Plan.
If you are enrolled in the Plan, you may also make voluntary cash payments to purchase additional shares of our common stock. Voluntary cash payments may range from a minimum of $100 to a maximum of $10,000 per month and may be submitted by check, one-time online bank debit, or recurring automatic deductions through the Automated Clearing House (ACH). Voluntary cash payments will be invested on the 15th of each month (or the next trading day if the 15th is not a trading day). There is no obligation to make a voluntary cash payment in any month. No discount applies to shares purchased through voluntary cash payments; such shares will be purchased at the applicable purchase price without any discount regardless of whether a discount is in effect for dividend reinvestments.
If you own our common stock, directly or indirectly, you are eligible to enroll in the Plan. Shares of our common stock purchased through the Plan will automatically be enrolled in the Plan, and future cash dividends on those shares of our common stock will be used to purchase additional shares of our common stock under the Plan. You may enroll in the Plan by completing an enrollment form and returning it to our stock transfer agent and plan administrator, Computershare Trust Company, N.A. (referred to as the “Plan Administrator” in its capacity as administrator of the Plan, or as “Computershare” in its capacity as stock transfer agent), or by enrolling at the Plan Administrator’s website www.computershare.com/investor:
Computershare Investor Services
Dividend Reinvestment Department
P.O. Box 43006
Providence, RI 02940-3006
Phone no: (800) 736-3001

At this time, we pay cash dividends on a quarterly basis. If we do not pay a cash dividend, there will be no investment under the Plan unless you purchase shares through the Plan’s voluntary cash payment feature. Purchases of common stock by the Plan will be made monthly.
Pursuant to the Registration Statement on Form S-3 of which this prospectus is a part, we are registering and have reserved 1,000,000 shares of our common stock for issuance and sale under the Plan pursuant to this prospectus. Our common stock is listed on the Nasdaq under the symbol “CARE.” The Plan is set forth below as a series of questions and answers explaining its significant aspects.
Investing in our securities involves risks. You should carefully consider the Risk Factors referred to on page 21 of this prospectus and in the documents incorporated or deemed incorporated by reference herein, including Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, before making any decision to invest in our securities.

QUESTIONS AND ANSWERS ABOUT THE PLAN
On July 22, 2026, our Board voted to establish the Plan under which shares of our common stock, par value $1.00 per share, are available for purchase by our shareholders. Purchases of common stock for the Plan will be made on the open market, through privately negotiated transactions, or from authorized and unissued common stock. The Plan will be in effect until amended, altered or terminated. The Plan Administrator administers the Plan for participants by maintaining records, sending statements of account to participants and performing other duties relating to the Plan. The following question and answer format constitutes the provisions of the Plan. Those holders of our common stock who do not wish to participate in the Plan will continue to receive cash dividends, if and when they are paid.
1.What is the purpose of the Plan?
The Plan provides shareholders of record and beneficial owners (through their broker or other nominees) with a simple and convenient way to increase their holdings of our common stock by reinvesting dividends or making cash payments from time to time to purchase additional shares. The Plan also provides us with a cost-efficient way to raise additional capital through the direct sale of our common stock to participants in the Plan. See Questions 4 and 14. Each participant should recognize that neither we nor the Plan Administrator can provide any assurance that common stock purchased under the Plan will, at any particular time, be worth as much or more than its purchase price.
2.Who is eligible to participate in the Plan?
All U.S. citizens who are currently our shareholders are eligible to participate in the Plan.
If you are not a U.S. citizen, you can participate in the Plan, provided there are not any laws or governmental regulations that would prohibit you from participating or laws or governmental regulations that would affect the terms of the Plan. We reserve the right to deny or terminate participation of any shareholder if we deem it advisable under any foreign laws or regulations.
Record holders of our common stock may participate in the Plan with respect to all or any portion of their common shares.
If you are a beneficial owner, meaning your shares are held on the books of Computershare in someone else’s name, such as in the “street name” of a bank, broker or other nominee, you should contact the record holder (the “Nominee”) if you would like to participate in the Plan. If your shares are held for your account by a Nominee, your dividends may be reinvested automatically by the Nominee in additional shares under the Plan only if your Nominee provides such a service and you elect to participate in the Plan. Many Nominees do not provide such a service and routinely request dividends and distributions to be paid in cash on all shares registered in their names. Therefore, if your shares are held for your account by a Nominee and you would like to participate in the Plan, then, in addition to enrolling in the Plan, you must either make appropriate arrangements for your Nominee to participate on your behalf, or you must become a shareholder of record by having a part or all of your shares transferred from your Nominee to your own name. If your shares are held in the name of a Nominee, you should contact the Nominee for details.
Notwithstanding the eligibility discussion above, dividends payable with respect to unvested RSAs held by our employees and directors are not eligible for reinvestment under the Plan and will continue to be processed separately through our equity compensation administration programs.
3.How do I enroll in the Plan?
You may enroll in the Plan by completing and signing an enrollment form and returning it to the Plan Administrator. The enrollment form accompanies this prospectus and additional forms may be obtained from the Plan Administrator via the methods listed in Question 7. In addition, you may enroll online through Computershare Investor Center accessible at www.computershare.com/investor. As indicated on the enrollment form, you are permitted to reinvest dividends on all, or any specified percentage if less than all, of the shares of common stock registered in your name. You may also elect to invest voluntary cash payments to purchase additional shares of our stock. Enrollment forms for new participants must be received before the dividend record date for eligible shareholders to reinvest that dividend.
Dividends payable with respect to unvested RSAs held by our employees and directors are not eligible for reinvestment under the Plan and will continue to be processed separately through our equity compensation administration programs.
If your shares of common stock are registered in the name of a bank, broker or other Nominee, you must arrange for the Nominee to participate in the Plan or have shares transferred directly into your name to reinvest dividends or make voluntary cash payments.
4.What are my investment options?
Your investment options are as follows:
•Full or Partial Dividend Reinvestment. You may elect to participate with respect to any or all of your shares of our common stock. If you elect to participate with respect to all shares of your common stock, then all dividends on shares held in your Plan account will be applied toward the purchase of more shares of our common stock. If you elect to participate with respect to a certain percentage of shares of our common stock, then dividends will be reinvested on the same percentage on all of the shares held in your Plan account.
Dividends payable with respect to unvested RSAs held by our employees and directors are not eligible for reinvestment under the Plan and will continue to be processed separately through our equity compensation administration programs.
•All Dividends Paid in Cash (No Dividend Reinvestment). You may elect to receive all of your dividends in cash by designating your election on your enrollment form or simply by not submitting a completed form. Dividends paid on all shares registered in your name, in certificate form and/or credited to your account in book-entry form, will be paid in cash. Shareholders who do not enroll in the Plan will automatically receive dividends in cash and need not take any action.
Once you enroll in the Plan, you may also make voluntary cash payments from time to time (ranging from $100 to $10,000 per month) to purchase additional shares of our common stock.
5.When can I enroll in the Plan?
Enrollment in the Plan is available at any time. If the Plan Administrator receives your enrollment form before the dividend record date, your participation will begin with that dividend. If the Plan Administrator receives your enrollment form on or after the dividend record date, your participation will begin with the following dividend payment. An enrollment form received on a Saturday, Sunday, or other day on which the Plan Administrator's main office is closed will be deemed received on the next business day.
With respect to the initial implementation of the Plan, although enrollment forms may be submitted at any time, dividend reinvestments will not be available with respect to the dividend declared by us on July 22, 2026 and payable on August 24, 2026 to shareholders of record on August 10, 2026 (the “August 2026 Dividend”). Accordingly, the first quarterly dividend for which dividends may be reinvested under the Plan will be the first dividend, if any, declared and paid after the August 2026 Dividend. If we declare a dividend in the next quarter, we expect such dividend to be declared in October 2026 and payable in November 2026, and enrolled participants would be eligible to reinvest such dividend (if any) under the Plan.
6.After I have enrolled in the Plan, may I change the number of participating shares?
Yes, you may change your dividend reinvestment option at any time. If you wish to change the percentage of shares of common stock for which you desire to have the dividends reinvested, you may do so online through Computershare Investor Center accessible at www.computershare.com/investor, you may notify the Plan

Administrator in writing by signing and returning a new enrollment form, or you may call the Plan Administrator, as described in Question 7.
7.Who is the Plan Administrator?
Our transfer agent and securities registrar, Computershare, administers the Plan as agent for participants. As Plan Administrator, Computershare will (i) hold shares as agent for the Plan participants, (ii) keep and maintain records, (iii) send statements of account to participants and (iv) perform other duties relating to the Plan. See Question 33.
Any notices, questions, or other communication relating to the Plan should include the participant’s name and account number, as indicated on the statements received from the Plan Administrator, and should be directed as follows:
•Telephone inquiries: (800) 736-3001;
•Online inquiries: via the secure, online contact form available through Computershare Investor Center at www.computershare.com/investor under Contact Us (please include your account number); or
•Written correspondence (please include your account number):
Computershare Investor Services
Dividend Reinvestment Department
P.O. Box 43006
Providence, RI 02940-3006
In the event Computershare ceases to act as Plan Administrator, we will make other arrangements, as we deem appropriate, for the administration of the Plan. Furthermore, we may replace the Plan Administrator at any time.
8.What is the source of the common stock offered under the Plan?
Shares of our common stock that may be purchased under the Plan may be either newly issued shares furnished by us to the Plan Administrator from authorized, but unissued shares of common stock, or shares purchased on the open market or through privately negotiated transactions on behalf of the Plan by the Plan Administrator or, if the Plan Administrator has appointed an agent, by such agent on any securities exchange on which our common stock is traded or otherwise in the over-the-counter market. We currently intend to direct the Plan Administrator at any time, and from time to time, to purchase newly issued shares from us.
9.Are there any fees or expenses associated with participating in the Plan?
We will pay all costs of administering the Plan. We will also pay your reinvestment transaction fee and per share fees incurred in any purchases for Plan accounts. Per share fees include any brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. We currently do not charge any additional fees in connection with purchases under the Plan, though this may change. See Question 15, 23 and 24 for a discussion of expenses associated with ending your participation in the Plan and liquidating fractional shares.
10.When will shares of common stock be purchased under the Plan?
Dividend Reinvestment. Open market purchases or privately negotiated transactions will be made on the dividend payment date or on the next trading day if the dividend payment date is not a trading day, or as soon as practicable thereafter by the Plan Administrator or its agent. Purchases of newly issued shares will be made on the dividend payment date. With respect to open market purchases and privately negotiated transactions, the Plan Administrator or its agent will make every reasonable effort to reinvest all dividends promptly after receipt and in no event later than 30 days after receipt, except where such investments are restricted by any applicable state or federal securities laws. With respect to dividend reinvestments, the applicable “Investment Date” for open market purchases or privately negotiated transactions is the dividend payment date or the next trading day if the dividend payment date is not a trading day, or as soon as practicable thereafter, and the applicable “Investment Date” for newly issued shares is the dividend payment date.
Voluntary Cash Payments. Voluntary cash payments will be invested in shares of our common stock on the 15th day of each month or the next trading day if the 15th is not a trading day. With respect to open market purchases and privately negotiated transactions, the Plan Administrator or its agent will make every reasonable effort to reinvest all voluntary cash payments promptly after receipt and in no event later than 35 days after receipt, except where such investments are restricted by any applicable state or federal securities laws. With respect to voluntary cash payments, the applicable “Investment Date” is the 15th day of each month or the next trading day if the 15th day is not a trading day, or as soon as practicable thereafter.
11.How is my purchase price determined?
All cash dividends and voluntary cash payments may be commingled and applied to the purchase of shares of our common stock. The purchase price for shares purchased under the Plan will vary depending on the source of such shares.
Newly Issued Shares (Dividend Reinvestments). The purchase price for newly issued shares acquired through the reinvestment of cash dividends will be equal to 100% of the fair market value of shares of our common stock on the applicable dividend payment date, less a discount of 0.0% to 5.0%, as determined by our Board or a designated committee thereof. Our Board or such committee will determine, on a quarter-by-quarter basis, whether to apply a discount within the authorized range, and will announce such determination no later than the applicable dividend record date. If no discount is announced, participants should assume that no discount will apply for that quarter. For purposes of the Plan, “fair market value” means the average of the closing bid and ask prices of our common stock as reported by Nasdaq on the dividend payment date, or, if the dividend payment date is not a trading day, on the most recent preceding day on which bid and ask prices were reported.
Voluntary Cash Payments. No discount will apply to shares purchased through voluntary cash payments under the Plan, regardless of whether such shares are newly issued or purchased on the open market. The purchase price for newly issued shares acquired through voluntary cash payments will be 100% of the fair market value of our common stock on the voluntary cash Investment Date, determined as set forth above. The purchase price for shares acquired on the open market through voluntary cash payments will be determined as described below under “Open Market Purchases.”
Open Market Purchases. If the Plan Administrator is directed to purchase shares on the open market for a given investment period, no discount will apply to such purchases, regardless of whether a discount is otherwise in effect for that quarter with respect to newly issued shares acquired through the reinvestment of cash dividends. For shares acquired through open market purchases or in privately negotiated transactions, the purchase price is the weighted average price actually paid for the shares as described in this paragraph. For shares acquired through open market purchases or in privately negotiated transactions, the Plan Administrator may combine your funds with funds of other Plan participants and generally will batch purchase types (cash dividends and voluntary cash payments) for separate execution by its broker. At the Plan Administrator’s discretion, these batches may be combined and executed by its broker. The Plan Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in shares of our common stock, the Plan Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of our common stock purchased for each Plan participant’s account, whether purchased with reinvested cash dividends or with voluntary cash payments, shall be the weighted average price of the specific batch for shares of our common stock purchased by the Plan Administrator’s broker on that Investment Date. Neither we nor any participant will have any authority or power to direct the date, time, or price at which shares of our common stock may be purchased or the selection of a broker or dealer through or from whom purchases are to be made.
12.How many shares of common stock will be purchased for my account?
The number of shares to be purchased for your account depends on the amount of your reinvested dividends and voluntary cash payments, if any, and the applicable purchase price of the shares purchased pursuant to the Plan.

Your account will be credited with that number of shares, including fractional shares computed to six decimal places, equal to the total amount to be invested, divided by the purchase price per share. See Questions 13 and 23.
13.Will I receive stock certificates for shares purchased under the Plan?
Certificates for shares of our common stock purchased under the Plan will not be issued as a matter of course. The Plan Administrator will hold all shares purchased in the name of one of its nominees. The number of shares purchased for your account will be shown on your periodic statement of account. This feature protects against loss, theft or destruction of stock certificates. However, certificates for any number of whole shares credited to your account will be issued upon your request to the Plan Administrator ($25 per online transaction, $40 per telephone transaction). Stock certificates will not be issued for fractional shares. Receiving stock certificates for shares held in your account will not affect the reinvestment of dividends on the shares evidenced by those certificates unless you elect to terminate or withdraw your participation in the Plan with respect to those shares. Dividends on all shares for which you have elected to participate in the Plan will continue to be reinvested, regardless of whether the shares are held in your Plan account or by you in the form of a stock certificate.
14.How does the voluntary cash purchase work?
If you would like to make voluntary cash purchases under the Plan, you have several options for sending the voluntary cash amount to the Plan Administrator.
Pay by Check. Participants may purchase additional shares of common stock by forwarding a check to the Plan Administrator with the voluntary cash purchase form attached to each statement of your Plan account. Checks should: (i) be made payable to “Computershare-Carter Bankshares, Inc.”, (ii) include your account number and (iii) be made payable in U.S. dollars. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, the Plan Administrator is unable to accept checks clearing through non-U.S. banks. All checks should be sent to the Plan Administrator, at the address provided in Question 7. The Plan Administrator will not accept cash, money orders, traveler’s checks or third-party checks. Checks must be received at least 3 business days before the monthly Investment Date.
One-Time Online Bank Debit. You may also make voluntary cash purchases through Computershare Investor Center by authorizing a one-time online bank debit from an account at a U.S. bank or financial institution at www.computershare.com/investor. The online confirmation will contain the account debit date and Investment Date.
Recurring Automatic Investments. Additionally, you may make recurring automatic investments of a specified amount (up to $10,000 per month) through an Automated Clearing House (ACH) withdrawal from a predesignated account at a U.S. bank or financial institution. To initiate automatic deductions, you may enroll through Computershare Investor Center accessible at www.computershare.com/investor or complete and sign a Direct Debit Authorization Form and return it to the Plan Administrator together with a voided blank check or savings account deposit slip for the account from which funds are to be drawn. A Direct Debit Authorization Form may also be obtained by calling the Plan Administrator. There is no enrollment fee for establishing automatic deductions. Forms will be processed and will become effective as promptly as practicable; however, you should allow four to six weeks for your first investment to be initiated. Once recurring automatic deductions are initiated, funds will be drawn from your account on the 10th day of the month, or the next business day if the 10th is not a business day. Automatic deductions will continue at the level you set until you change your instructions by notifying the Plan Administrator.
The Plan Administrator will wait up to 3 business days after receipt of the check or electronic funds transfer to ensure it receives good funds and will then seek to purchase shares from voluntary cash payments promptly on the monthly Investment Date.
In the event that a participant’s check for a voluntary cash purchase is returned unpaid for any reason, or an electronic funds transfer is not effected, the Plan Administrator will consider the request for investment of such funds null and void. If any shares were purchased for the participant’s Plan account upon the prior credit of such funds, the Plan Administrator shall immediately remove those shares from such participant’s Plan account. The Plan Administrator shall thereupon be entitled to sell the shares to satisfy any uncollected amount plus any applicable fees (currently $35 per transaction). If the net proceeds from the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Plan Administrator shall be entitled to sell such additional shares from the participant’s Plan account as may be necessary to satisfy the uncollected balance.
15.Are there any expenses to participants in connection with voluntary cash purchases under the Plan?
All costs for the purchase of shares and administration of the Plan will be paid by us with the exception of:
•Any costs resulting from you having insufficient funds to effect payment for initial and/or voluntary cash payments, as described in Question 14;
•Those costs related to the sale of a fractional share, as described in Question 23; and
•Those costs associated with your direction to the Plan Administrator to sell all or a portion of your shares as described in Question 24.
16.Will interest be paid on funds tendered for voluntary cash payments that are received prior to an Investment Date?
No, under no circumstances will interest be paid on funds for voluntary cash payments tendered at any time prior to the Investment Date. You are encouraged to time the transmittal of funds for voluntary cash payments so that they are received by the Plan Administrator as close as possible to, but at least 3 business days before, an Investment Date. If you have any questions regarding the Investment Date, you should contact the Plan Administrator at the address or phone number set forth in Question 7.
17.Am I obligated to make cash purchases if I enroll in the Plan?
No. Cash purchases are entirely voluntary. You may supplement the reinvestment of your dividends with voluntary cash payments as often as you like within the Plan parameters, or not at all.
18.Are there any limits on my making voluntary cash payments?
The option to make cash payments is available to you at any time at least 3 business days prior to any monthly Investment Date, provided the Plan Administrator receives your payment during such period. If your voluntary cash payment is received less than 3 business days prior to the Investment Date for a particular month, the Plan Administrator will hold such payment until the next monthly Investment Date and will only return the funds to you if a voluntary cash purchase cannot be made within 35 days. The same amount of money need not be invested each month, and there is no obligation to make a voluntary cash payment in any month. A voluntary cash payment must be in an amount of $100 or more, and all voluntary cash payments by you or on your behalf in any calendar month may not exceed $10,000 in the aggregate.
19.What reports will I receive?
You will receive a statement of account following each transaction that affects your Plan account. The statement will include information describing each transaction. Specifically, it will include information as to dividends credited to you, voluntary cash payments received from you, amounts invested for you, costs of purchases, number of shares purchased (including fractional shares), total number of shares held for you and other information for the year to date. These statements will also provide a record of specific cost basis information in accordance with applicable law. You will also receive an annual statement. You will also receive our annual reports to shareholders, notices of shareholder meetings, proxy statements, and Internal Revenue Service information for reporting dividends received and commission expenses paid on your behalf.
20.Will I be credited with dividends on shares held in my account under the Plan?
The Plan Administrator will receive dividends for Plan shares held by you or by the Plan on your behalf on the dividend record date and will credit those dividends to your account on the basis of whole shares and fractional shares credited to your account. If you have enrolled in full or partial dividend reinvestment, these dividends will be automatically reinvested in additional shares of our common stock.
Only cash dividends declared on issued shares of common stock held in your Plan account are subject to reinvestment under the Plan. Dividends payable with respect to unvested RSAs held by our employees and directors are not eligible for reinvestment under the Plan and will continue to be processed separately through our equity compensation administration programs.
21.How may I discontinue my participation in the Plan?
You may discontinue the reinvestment of dividends under the Plan by notifying the Plan Administrator through the Internet, by telephone or in writing (as described in Question 7) that you want to change your dividend reinvestment option or withdraw your shares from the Plan. Whole shares of our common stock so withdrawn will be credited to your account in book-entry form or issued in certificate form at your option, unless you have requested sale of the shares by the Plan Administrator as described in Question 24. Issuance of certificates is subject to a fee. See Question 13.
You should note that if you make a request to discontinue the reinvestment of dividends or withdraw shares and your request is received on or after a dividend record date, the Plan Administrator, in its sole discretion, may either distribute such dividends in cash or reinvest them in shares on your behalf. In the event reinvestment is made, the Plan Administrator will process the termination as soon as practicable, but in no event later than 5 business days after the investment is complete. A shareholder may elect to re-enroll in the Plan at any time.
22.How may I withdraw shares purchased under the Plan?
You may withdraw some or all of your shares from your Plan account by notifying the Plan Administrator through the Internet, by telephone or in writing (as described in Question 7) to that effect and specifying in the notice the number of Plan shares to be withdrawn. At your option, certificates for whole shares of common stock so withdrawn will be registered in your name and will be issued to you ($25 per online transaction, $40 per telephone transaction). You can also continue to keep your whole shares credited to your account in book-entry form. In each instance, no certificates for fractional shares will be issued and fractional shares will be sold by the Plan Administrator and net proceeds relayed to you less any applicable fees. See Question 23.
23.What happens to any fractional interest when you terminate participation in the Plan?
Any fractional interest withdrawn will be sold by the Plan Administrator at the then current market value of the common stock and a check will be issued for the proceeds, less applicable fees. Current fees, which are subject to change, are a $25 service fee and a $0.12 processing fee per share sold. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. At our discretion, we may close any Plan account that contains less than one share of common stock, liquidate the fractional interest and issue a check for the proceeds, less applicable fees.
24.How do I sell shares held in my Plan account?
If you wish to sell all or a portion of the book-entry shares in your Plan account, you have two options: (i) you can sell the shares directly through the Plan; or (ii) you can request the withdrawal of those shares and arrange to sell the shares through your broker. If you choose to sell your shares through a broker of your choice, you will have to request that the Plan Administrator either (a) electronically transfer your shares to your broker, or (b) issue the shares in certificate form for delivery to your broker before settlement of the sale. Please note that only whole shares can be transferred or issued in certificate form. To sell shares held in certificate form through Computershare, you must first deposit the certificates with Computershare, and then request a sale.
When selling shares directly through the Plan, you have four choices when requesting a sale:
Market Order: A market order is a request to sell shares promptly at the current market price. Market order sale requests can only be received at www.computershare.com/investor or by calling the Plan Administrator at (800) 736-3001, and will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m., Eastern

Time on days when the market is open). Any orders received after 4:00 p.m., Eastern Time, will be placed promptly on the next day the market is open. The Plan Administrator will use commercially reasonable efforts to honor requests by participants to cancel market orders placed outside of market hours. Depending on the number of shares of our common stock being sold and the current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case, the order, or the remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the Plan Administrator. If your market order sale was not filled and you still want the shares to be sold, you will need to re-enter the sale request.
Batch Order: A batch order is an accumulation of all sale requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Plan Administrator will be processed no later than 5 business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All batch order sale requests must be submitted in writing. All sale requests received in writing will be submitted as batch order sales. To maximize cost savings for batch order sale requests, the Plan Administrator will seek to sell shares in round lot transactions. For this purpose, the Plan Administrator may combine each selling program participant’s shares with those of other selling program participants. In every case of a batch order sale, the price to each selling program participant shall be the weighted average sale price obtained by the Plan Administrator’s broker for each aggregate order placed by the Plan Administrator and executed by the broker less applicable fees.
Day Limit Order: A day limit order is an order to sell shares of our common stock when and if the shares reach a specific trading price on a specific day. Depending on the number of shares of our common stock being sold and the current trading volume in the shares, such an order may only be partially filled or not filled at all, in which case, the order, or the remainder of the order, as applicable, will be cancelled. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of that day (or, for orders placed after market hours, the next day the market is open). The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator at (800) 736-3001.
Good-Til-Cancelled (“GTC”) Limit Order: A GTC limit order is an order to sell shares of our common stock when and if the shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of shares of our common stock being sold and the current trading volume in the shares, sales may be executed in multiple transactions and over more than one day. If shares are traded on more than one day, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator at (800) 736-3001.
Current fees applicable to all order types are a $25 service fee and a $0.12 processing fee per share sold. Sale requests processed over the telephone by a Plan Administrator customer service representative will incur an additional transaction fee of $15. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee.
All per share processing fees include any brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share processing fee. Proceeds from each sale of shares through the Plan will be remitted to you less applicable fees and any applicable taxes. Proceeds are normally distributed 1 business day after a participant’s sale transaction has settled. You should note that the Plan Administrator cannot stop or cancel any outstanding sale once the order has been filled and all requests are final, unless the Plan Administrator expressly provides otherwise. The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required or may otherwise require a transaction request to be submitted in writing.

You will not earn interest on funds generated from the sale of shares for the time period between the date of sale and the date on which you receive your check. The Plan Administrator reserves the right to designate a broker to sell shares on the open market. The Plan Administrator may require a sale request to be submitted in writing. You should contact the Plan Administrator to determine if there are any limitations applicable to a particular sale request.
Except for prices specified for day limit orders or GTC limit orders as described above, neither we nor any Plan participant has the authority or power to control the timing, pricing, or the selection of a broker or dealer of any shares sold. Therefore, you will not be able to precisely time your sales through the Plan, and you will bear the market risk associated with fluctuations in the price of our common stock. That is, if you send in a request for a sale, it is possible that the market price of our common stock could increase or decrease before the sale is completed. If you prefer to have control over the exact price and timing of your sale, you may request through the Internet, by telephone or in writing that the Plan Administrator issue you a certificate for any or all of the whole shares in your Plan account, and thereafter, you can conduct the transaction through a broker of your choice. See Question 13.
Included with the proceeds, you will receive from the Plan Administrator a statement showing the date of sale, number of shares sold and sale price. As with other Plan records received, you should retain these sale documents for your tax records. Additional information regarding the sale of shares through the Plan may be obtained from the Plan Administrator.
If you elect to sell shares online at www.computershare.com/investor, you may use the Plan Administrator’s International Funds Transfer service to convert your sales proceeds to another currency. This service is subject to additional terms and conditions, currency availability and fees.
25.Are there any special restrictions on the sale or transfer of shares of common stock purchased under the Plan?
You should not use the Plan to engage in short-term trading activities that could change the normal trading volume of our common stock. If you do engage in short-term trading activities, we may prevent you from participating in the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible holders of shares of our common stock in order to eliminate practices which we determine, in our sole discretion, are not consistent with the purposes or operation of the Plan or which may adversely affect the price of our common stock.
26.What happens to the shares held in my Plan account if all of the shares registered in my name are transferred or sold?
If you dispose of all shares of our common stock owned by you, then your participation in the Plan will be deemed discontinued.
27.What happens if we issue a stock dividend, declare a stock split or have a rights offering with respect to common stock?
Any shares resulting from a stock dividend or stock split with respect to common stock (whole shares and any fractional interest) in your Plan account will be credited to your account. The basis for any rights offering will include the shares of common stock and any fractional interest credited to your Plan account. The number and class of shares subject to the Plan will be adjusted to reflect such events as stock dividends, stock splits, recapitalizations and like changes.
28.How do I vote my Plan shares at a meeting of shareholders?
Participants will receive proxy materials for each shareholder meeting, including a proxy statement and a form of proxy covering all shares allocated to the participant’s Plan account. Shares held in a Plan account may be voted in person at any meeting of shareholders. Additional information regarding the procedures for voting in person will be provided with the proxy materials distributed in connection with a meeting of shareholders. In the absence of any direction by a Plan participant as to how his or her Plan shares are to be voted, such shares will not be voted.

29.May the Plan be changed or discontinued?
Yes. The Board, at its discretion, may amend, modify, suspend or terminate the Plan, including any discount on the purchase price of newly issued shares acquired through dividend reinvestments, and we will endeavor to notify participants of any amendment, modification, suspension or termination. We may, for any reason, at any time, as we may determine in our sole discretion, prevent a participant from joining the Plan or terminate a participant’s participation in the Plan after mailing a notice of intention to terminate to the participant at the participant’s address as it appears on the Plan Administrator’s records. In addition, we may adopt reasonable procedures for the administration of the Plan.
30.Who interprets the Plan?
We will determine any question of interpretation arising under the Plan and our determination will be final. Our Board may make any other determinations necessary or advisable for the administration of the Plan.
31.What law governs the Plan?
The Plan is governed by the laws of the Commonwealth of Virginia (“Virginia law”).
32.What if I have more than one account?
For the purpose of the limitations on voluntary cash payments, we may aggregate all voluntary cash payments for participants with more than one account using the same Social Security or Taxpayer Identification Number. Participants unable to supply a Social Security or Taxpayer Identification Number may be limited to only one account. Also, for the purpose of such limitations, all accounts which we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless we have determined that voluntary cash payments for each such account would be consistent with the purposes of the Plan, we will have the right to aggregate all such accounts and to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.
33.What are the responsibilities of the Plan Administrator and us under the Plan?
The Plan Administrator receives the participants’ dividend payments and voluntary cash payments, invests such amounts in shares of our common stock, maintains continuing records of each participant’s account and advises participants as to all transactions in and the status of their Plan accounts. The Plan Administrator acts in the capacity of agent for the participants. The Plan Administrator may also appoint a third party, such as a broker or other agent, to make purchases on behalf of the participants. All notices from the Plan Administrator to a participant will be addressed to the participant’s last address of record with the Plan Administrator. The mailing of a notice to a participant’s last address of record satisfies the Plan Administrator’s duty of giving notice to a participant. You should therefore promptly notify the Plan Administrator of any change of address.
Neither we nor the Plan Administrator will have any responsibility beyond the exercise of ordinary care for any reasonable and prudent actions taken or omitted pursuant to the Plan, including, without limitation, any claim for liability arising out of failure to terminate a participant’s Plan account upon the participant’s death or adjudicated incompetence prior to receiving written notice of such death or adjudicated incompetence. We and the Plan Administrator have no duties, responsibilities or liabilities except as expressly set forth in the Plan.
We and the Plan Administrator provide no advice and make no recommendation about your purchases and sales of our common stock. Your decision to purchase or sell shares of common stock must be made by you, based upon your own research and judgment. You should recognize that neither we nor the Plan Administrator can assure you of a profit or protect you against a loss on shares purchased through the Plan.
34.May a participant pledge shares held in the participant’s account under the Plan?
No. If you wish to pledge shares in your Plan account, you must first withdraw the shares from the Plan in accordance with the procedures outlined in Question 21.

35.Does participation in the Plan entail any risks?
Yes. See “Risk Factors” beginning on page 21. Participation in the Plan involves the purchase of shares of our common stock. In purchasing stock, participants take a certain risk with their money. Stock prices may fall or rise depending on financial and other developments at the Company, as well as circumstances in the broader stock market. General economic conditions, banking industry trends, and political events can also influence stock prices.
We cannot provide any assurance that shares purchased under the Plan will, at any particular time, be worth as much or more than their purchase price. In other words, there is a risk that if a participant sells the shares of common stock, he or she will receive less than what was paid for the shares.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following summary describes certain U.S. federal income tax consequences of participation in the Plan with respect to distributions made in respect of shares of our common stock as of the date hereof. However, this summary does not reflect every situation that could result from participation in the Plan, nor does it address the tax implications of your ownership of shares of our common stock unrelated to the Plan. In addition, except where otherwise stated, this summary applies only to U.S. taxpayers and does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including, but not limited to, if you are a dealer in securities or currencies, a financial institution, a regulated investment company, a tax-exempt entity, an insurance company, a person holding shares of our common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, an S corporation, partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes (and investors therein), a person liable for alternative minimum tax, a person required to accelerate the recognition of any item of gross income with respect to shares of our common stock as a result of such income being recognized on an applicable financial statement, a person who is a “foreign government” within the meaning of Section 892 of the Internal Revenue Code of 1986, as amended (the “Code”), or an investor in a pass-through entity or a person whose “functional currency” is not the U.S. dollar. The summary below also does not address the effects of the 3.8% tax on net investment income, alternative minimum tax, gift tax or state, local, or non-U.S. tax laws. Furthermore, the discussion below is based upon the provisions of the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of participating in the Plan that are different from those discussed below.
If an entity treated as a partnership for U.S. federal income tax purposes participates in the Plan, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships participating in the Plan and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
The summary below is not intended to be, and should not be construed to be, legal or tax advice to any particular participant in the Plan. You should consult your tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.
Dividends reinvested will generally be treated as taxable to you notwithstanding that the dividends are reinvested in our common stock because your participation in the Plan allows you to elect payment in the form of cash or reinvestment in our common stock. If you participate in the Plan and your reinvested distributions are used to purchase newly issued shares of our common stock, you will be treated for U.S. federal income tax purposes as having received, on the dividend payment date, a distribution in an amount equal to the fair market value of the shares of our common stock, as of the date of issue, that you receive pursuant to such reinvestment under the terms of the Plan, even if the shares are purchased at a discounted price. If you participate in the Plan and your reinvested distributions are used to purchase shares of our common stock on the open market, you will be treated for U.S. federal income tax purposes as having received a distribution equal to the amount of cash paid for such shares plus your pro rata share of any per share fees which include applicable brokerage commissions (or similar fees treated as constructive distributions) paid by us in connection with the purchase of our common stock by the Plan Administrator. In either case, such distributions will generally be treated as dividends to the extent paid out of our “earnings and profits” (determined under U.S. federal income tax principles). To the extent that a distribution exceeds our “earnings and profits,” it is deemed to be a return of capital and will reduce your basis in shares of our common stock, but not below zero. To the extent a distribution exceeds your basis, it is treated as a capital gain.
For non-corporate U.S. participants, amounts treated as dividends may be eligible for the rates applicable to qualified dividend income only if the relevant requirements are satisfied, including the 61-day holding period and the limitations applicable to hedged positions.

For U.S. federal income tax purposes, the tax basis of shares of our common stock purchased is generally the purchase price of the shares plus any brokerage commissions paid in connection with the purchase. The tax basis of shares of our common stock purchased with reinvested dividends generally will be equal to the sum of (a) the fair market value of the shares of our common stock on the dividend payment date and (b) your pro rata share of any brokerage fees paid by us (if any).
For tax basis reporting purposes, the Plan Administrator will use the first-in, first-out (“FIFO”) method as the default unless a participant designates an alternative method. Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference to the Plan Administrator. In general, participants may designate their preference for “specific identification” cost basis at any time or may designate their preference for the “average basis method.”
The holding period of any shares of our common stock purchased with reinvested dividends pursuant to the Plan, for purposes of determining whether any gain or loss on sale will be a long-term capital gain or loss, begins on the day after the date that such shares are credited to your account.
You may realize a gain or loss at the time your shares of our common stock are sold by the Plan Administrator or by you after withdrawal of the shares from the Plan. The amount of such gain or loss will be based on the difference between the amount you receive for the shares of our common stock, reduced by the expenses of sale, including brokerage commissions and service fees charged for the sale of shares, and your tax basis in the shares. You also will recognize a gain or loss when you receive cash payments for fractional shares credited to your account upon your withdrawal from the Plan or the Plan’s termination. The amount of such a gain or loss will be the difference between the amount which you receive for your fractional shares and your tax basis in such shares. You should consult your tax advisor as to the consequences of a sale of shares in view of your particular circumstances.
The Plan Administrator will generally report dividend income to participants and the IRS on Form 1099-DIV. The Plan Administrator will generally report the proceeds from the sale of Plan shares to the selling participants and the IRS on Form 1099-B. For non-resident aliens or foreign corporations, partnerships or other entities, the Plan Administrator will generally report dividend income to the selling participants and the IRS on Form 1042-S.
Backup withholding may apply to dividends that are reinvested pursuant to the Plan and the proceeds from the sale or other disposition of a U.S. participant’s shares of common stock, unless the U.S. participant (a) is a corporation or other form of exempt entity and, when required, demonstrates this fact, or (b) provides the Plan Administrator (or other applicable paying agent) with (i) a valid Form W-9 or (ii) its taxpayer identification number and certifies to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a U.S. participant’s federal income tax liability, provided the required information is timely provided to the IRS.
In addition, if you are a non-resident alien or a foreign corporation, partnership or other entity, your dividends may be subject to U.S. federal withholding tax. In any case in which U.S. federal taxes are required to be withheld, the amount reinvested on your behalf by the Plan Administrator will be reduced by the amount of such tax withheld. For IRS reporting purposes, the amount of the tax withheld is included in the holder’s dividend income.
Participants other than U.S. participants should seek advice from an independent tax advisor regarding the tax consequences to them of participating in the Plan and of acquiring, owning, and disposing of shares of common stock.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, including us, that file electronically with the SEC. You may read any documents we have filed with the SEC on the SEC’s website at www.sec.gov and our website at www.carterbank.com. All internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or other offering materials.
We have also filed a registration statement with the SEC relating to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference in the registration statement and its exhibits. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC as described above. The registration statement may contain additional information that may be important to you.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and replace information in this prospectus and information previously filed with the SEC. In other words, in the case of any conflict or inconsistency between information in different documents, you should rely on the information in the document that was filed later.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding in all cases any information furnished under Items 2.02 or 7.01 or exhibits furnished pursuant to Item 9.01 on any Current Report on Form 8-K or Amended Current Report on Form 8-K/A) after the date of this prospectus and until the termination of the offering under this prospectus:
•Our Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 5, 2026;
•Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed on May 7, 2026, and for the quarter ended June 30, 2026, filed on August 6, 2026;
•Our Current Reports on Form 8-K filed with the SEC on February 2, 2026, March 26, 2026, April 23, 2026, May 1, 2026, May 29, 2026, June 24, 2026 and July 23, 2026; and
•Our definitive Proxy Statement on Schedule 14A filed on April 15, 2026 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025).
•The description of our common stock, par value $1.00 per share, contained in Exhibit 4.1 to our Current Report on Form 8-K filed on November 23, 2020, and any amendment or report filed for the purpose of updating any such description.
The information contained in this prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus.

These documents are available without charge to you on the Investor Relations section of our website at www.carterbank.com or by directing an oral or written request by telephone to (833) 275-2228 or mail to Investor Relations, Carter Bankshares, Inc., 1300 Kings Mountain Road, Martinsville, Virginia 24112.
ABOUT CARTER BANKSHARES, INC.
Carter Bankshares, Inc. is a bank holding company headquartered in Martinsville, Virginia. In October 2025, we elected to become a financial holding company under the Bank Holding Company Act of 1956, as amended. As a financial holding company of a Virginia state bank, we are subject to regulation, supervision and examination by the Board of Governors of the Federal Reserve System (the “FRB”) and the Bureau of Financial Institutions of the Virginia State Corporation Commission (the “Virginia BFI”). We are the parent company of our wholly owned subsidiary, Carter Bank & Trust. The Bank is a FDIC insured, Virginia state-chartered bank, which operates 63 branches in Virginia and North Carolina. The Bank became a member of the FRB on November 13, 2025. The Bank is subject to regulation, supervision and examination by the FRB (through the Federal Reserve Bank of Richmond) and the Virginia BFI. We provide a full range of commercial banking, consumer banking, mortgage and other financial services through the Bank. Our common stock trades on Nasdaq under the ticker symbol “CARE.”
Our principal executive office is located at 1300 Kings Mountain Road, Martinsville, Virginia 24112, and our telephone number is (276) 656-1776. We maintain an Internet website at www.carterbank.com.

RISK FACTORS
Investing in our common stock involves significant risks, including the possible decline in the value or liquidity of your investment. Before making an investment decision, you should carefully consider those risk factors described in our most recent Annual Report on Form 10-K, including but not limited to those included under the heading “Risk Factors,” in any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference herein, together with all of the other information included in this prospectus, and the documents we incorporate by reference herein or therein, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Other risks not presently known to us or that we currently believe are immaterial may materially affect our business if they occur. Moreover, new risks emerge from time to time. Further, our business may also be affected by additional factors that apply to all companies operating in the U.S., which have not been included. Please read “Cautionary Note Regarding Forward-Looking Statements.”
Before you decide to participate in the Plan, you should also consider the additional risk factors below under the caption “Risks Related to the Plan,” as well as the information about the Plan, our business and our common stock contained elsewhere in or otherwise incorporated by reference into this prospectus.
Risks Related to Our Common Stock
The stock price of financial institutions, like us, may fluctuate significantly.
We cannot predict the prices at which our shares of common stock will continue to trade. You should consider an investment in our common stock to be risky. There are many factors that may affect the market price and trading volume of our shares of common stock, including, among others, the factors described in this “Risk Factors” section, and other factors, most of which are outside of our control. Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company or industry. These broad market fluctuations, as well as general economic, systemic, political and market conditions, including, among others, recessions, loss of investor confidence, and interest rate changes, may negatively affect the market price of our common stock. Increased market volatility may materially and adversely affect the market price of our common stock, which could make it difficult to sell your shares at the volume, prices and times desired.
There is no assurance that we will continue to pay cash dividends.
At this time, we pay quarterly cash dividends on our common stock. However, our future dividend policy will depend on a number of factors including, among other things, statutory and regulatory restrictions, business conditions, earnings, financial condition, regulatory requirements, and the discretion of our Board. Our ability to pay cash dividends is dependent upon the ability of the Bank to pay dividends to us. Therefore, there is no assurance whether or at what rate we will continue to pay dividends.
We are a bank holding company and rely on dividends and other payments from the Bank for substantially all of our revenue and our ability to make dividend payments, distributions and other payments.
We are a separate and distinct legal entity from the Bank and depend on the payment of dividends and other payments and distributions from the Bank for substantially all of our revenues. As a result, our ability to make dividend payments on our common stock depends primarily on certain federal and state regulatory considerations and the receipt of dividends and other distributions from the Bank. There are various regulatory and prudential supervisory restrictions, which may change from time-to-time, that impact the ability of the Bank to pay dividends or make other payments to us. There can be no assurance that the Bank will be able to pay dividends at past levels, or at all, in the future. If we do not receive sufficient cash dividends or are unable to borrow from the Bank, then we may not have sufficient funds to pay dividends to shareholders, repurchase our common stock or service our debt obligations.

Our future growth may require us to raise additional capital in the future, but that capital may not be available when it is needed or may be available only at a significant cost.
We are required by regulatory agencies to maintain adequate levels of capital to support our operations. While we anticipate that current capital levels will satisfy regulatory requirements for the foreseeable future, we may at some point choose to raise additional capital to support future growth. Our ability to raise additional capital will depend, in part, on conditions in the capital markets at that time, which are outside of our control. Accordingly, we may be unable to raise additional capital, if and when needed, on terms acceptable to us or at all. If we cannot raise additional capital when needed, our ability to expand operations through internal growth and acquisitions could be materially impacted. In the event of a material decrease in our stock price, future issuances of equity securities could result in dilution of existing shareholders’ interests.
Future issuances of our equity securities, including those issued pursuant to the Plan, may negatively impact the price of our common stock when and if they are sold.
Future issuances of our equity securities could dilute shareholder ownership and voting interest. Our Articles of Incorporation authorize the issuance of up to 100 million shares of common stock. Any future issuance of equity securities by us under the Plan or otherwise may result in dilution in the percentage ownership and voting interest of our shareholders. Also, any securities we sell in the future may be valued differently, and the issuance of equity securities for future services, acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our shareholders. Our shareholders do not have any preemptive rights to acquire additional shares in the event we issue additional shares in the future.
Our management will have broad discretion in allocating the net proceeds of the Plan. Our failure to effectively utilize such net proceeds may have an adverse effect on our financial performance and the value of our common stock.
We intend to use the net proceeds from this offering as set forth under “Use of Proceeds.” However, we are not required to apply any portion of the net proceeds received from the Plan for any particular purpose, and our management could use the proceeds for purposes other than those contemplated at the time of this offering. Accordingly, our management will have broad discretion in the application of the net proceeds received through the Plan, and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause the market price of our stock to decline. See “Use of Proceeds.”
Our Articles of Incorporation and Bylaws provide for the indemnification of directors and officers and limit the liability of directors and officers.
Our Articles of Incorporation and Bylaws contain provisions limiting the liability of our directors and officers in connection with any actions they take as directors. Such provisions can have, as one significant effect, the loss to us and our shareholders of a cause of action against the directors for monetary damages. Causes of action for self-dealing, willful misconduct or a knowing criminal violation or violation of any federal or state securities law, however, generally are unaffected by such provisions. The restriction on monetary liability can discourage derivative litigation seeking such relief and, in the case of claims having merit, could reduce our recovery of monetary damages. One of the significant effects of the indemnification provisions in the Articles of Incorporation and Bylaws is to authorize indemnification against judgments and settlements in certain derivative litigation. As a result, damages assessed against a director or officer that would be paid to us would be at least reduced by the indemnification amounts we owed to such person. Accordingly, we will not receive any net benefit from such awards or settlement amounts and could incur a loss after indemnification payments are made.

Our securities are not insured, and you could lose the value of your entire investment.
An investment in our common stock is not a savings account, deposit or other obligation of a bank or depository institution and is not insured by the FDIC or any other governmental agency and is subject to investment risk, including the possible loss of the entire investment.
Anti-takeover provisions could negatively impact our shareholders.
Virginia law contains business combination statutes that protect domestic corporations from hostile takeovers, and from actions following such a takeover, by restricting the voting rights of shares acquired by a person who has gained a significant holding in us. Our Articles of Incorporation and Bylaws are silent with respect to these business combination statutes; therefore, Virginia law applies and, along with state and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire us, even if doing so would be perceived to be beneficial to our shareholders. The combination of these provisions effectively inhibits a non-negotiated merger or other business combination, which, in turn, could adversely affect the market price of our common stock. These provisions could also discourage proxy contests and make it more difficult for holders of our common stock to elect directors other than the candidates nominated by the Board.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, or change their recommendations regarding our common stock, or if our operating results do not meet their expectations, the market price of our common stock and trading volume could decline.
The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, or our operating results do not meet their expectations, either absolutely or relative to our competitors, the market price of our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the market price of our common stock or trading volume to decline. If we fail to meet the expectations of analysts for our operating results, the market price of our common stock would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause the market price of our common stock and trading volume to decline.
Risks Related to the Plan
You will not be able to predict or control the price at which shares of our common stock will be purchased under the Plan.
You will not be able to control the purchase price of shares acquired under the Plan, nor will you know the price of the shares you purchase under the Plan in advance of any purchase or in advance of when you make an investment decision. The price of our common stock will fluctuate over time, including between declaration of a dividend and payment and purchase of shares under the Plan. The price you pay under the Plan may differ from and be higher or lower than the price you would have obtained if you had purchased the shares on the open market on the relevant Investment Date.
There is no price protection for shares you purchase through the Plan.
Your investment in shares of our common stock acquired through the Plan, like shares acquired outside of the Plan, will be exposed to changes in market conditions and changes in the market price of our common stock. Our common stock may be subject to significant price volatility and the price at which it trades may or may not reflect its intrinsic value.
You will not be able to control the price or timing of shares you sell through the Plan.
If you sell shares through the Plan Administrator, you will not have control over the selection of a broker or dealer or over the timing or price of those sales. Your ability to sell or otherwise dispose of shares of our common stock in the Plan is subject to the terms of the Plan and to Plan withdrawal procedures, and may be adversely affected by the then-current conditions in the trading market for our common stock. If you instruct the Plan Administrator to sell your shares in your Plan account via a batch sale, you will not be able to direct the time or price at which the shares are sold, nor will you be able to select the broker through which the sales are made. You could sell shares of our common stock through the Plan at a price that is different from the price that would apply if instead you withdrew your shares from the Plan and then sold your shares through your own broker on the open market on the related sale date or in a private sale.
The existence of the Plan does not create any assurance that we will continue to pay dividends in the future.
Our Board has the discretion to declare dividends and our Board’s decision depends on numerous factors, including our earnings, financial condition, capital requirements, strategic initiatives, regulatory requirements, market conditions and other factors. The existence of the Plan does not create any express or implied assurance as to the continued payment of dividends in the future, or as to the amount or rate of any future dividend payments.
You will be liable for federal income tax on cash dividends reinvested under the Plan and any discount granted by the Board on the purchase price of newly issued shares purchased through dividend reinvestments.
If you reinvest cash dividends under the Plan, you will be treated for federal income tax purposes as having received dividend income on the related dividend payment date. If shares are purchased with your reinvested dividends from newly issued shares, you also will be deemed to have received taxable income to the extent of any discount on the purchase price of those shares and to the extent we pay commissions and other brokerage expenses in purchasing shares on your behalf. This may give rise to a tax payment obligation without providing you with immediate cash to pay such tax when it becomes due. See “Material U.S. Federal Income Tax Consequences.”
Whether or not newly issued shares purchased through dividend reinvestments are offered at a discount is subject to the discretion of our Board, and any discount applied may be decreased or discontinued entirely at any time.
The Plan provides that our Board or a designated committee thereof may determine to apply a discount on the purchase price for newly issued shares acquired through the reinvestment of cash dividends under the Plan. Our Board or such committee will determine, on a quarter-by-quarter basis, whether to apply a discount within the authorized range of 0.0% to 5.0%, and will announce such determination no later than the applicable dividend record date. Any discount on the purchase price of newly issued shares of our common stock purchased under the Plan may be modified or terminated at any time by our Board. Accordingly, there is no assurance that any discount will apply, that any discount that does apply will be maintained for a particular period, or that any discount that applies for a period will not be decreased or discontinued entirely in the future.
Additionally, we may choose, in our sole discretion, to utilize open market transactions or privately negotiated transactions (or a combination of both) for the purpose of reinvesting cash dividends under the Plan rather than issuing new shares of common stock. Neither open market transactions (whether executed on Nasdaq or negotiated through private transactions) nor shares purchased as a result of voluntary cash payments are eligible to receive any applicable discount under the Plan. Because the manner in which shares are acquired for the Plan is subject to our discretion and, in certain circumstances, the Plan Administrator, participants may not receive the benefit of a discount even if one is in effect at the time of their participation.
The price paid for shares purchased under the Plan will be the weighted average purchase price actually paid for all shares purchased.
The price paid for shares purchased by the Plan in the open market or in privately negotiated transactions (or a combination of both) is determined in an arm’s length transaction. The price paid for newly issued shares issued by us pursuant to the Plan is determined based on the average of the closing bid and ask prices for our common stock on the applicable dividend payment date (or, for voluntary cash payments, the Investment Date), as reported by Nasdaq or, if no trades occurred on such date, using the next preceding date on which such prices were reported. Furthermore, purchases made under the Plan may take place over multiple transactions at different prices. There is no assurance that the price paid per share in any transaction bears any relationship to assets, earnings, book value, or any other established criteria of value of the Company.

We may terminate the Plan at any time.
The Plan has been adopted by our Board and may be terminated at any time by the Board in its sole discretion.

USE OF PROCEEDS
We intend to use the net proceeds from the sale under the Plan of newly issued shares of common stock for general corporate purposes. We will not receive any proceeds for shares of common stock that the Plan Administrator purchases in open market transactions or in privately negotiated transactions for use in the Plan. General corporate purposes may include, among other purposes, contribution to the capital of the Bank to support its lending and investing activities; the repayment of debt; supporting or funding acquisitions of other institutions, assets or branches, if opportunities for such transactions become available; and investments in activities that are permitted for bank holding companies.
Our Board and our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our Board and our management with regard to the use of these net proceeds. Please see “Risk Factors — Risks Related to Our Common Stock — Our management will have broad discretion in allocating the net proceeds of the Plan. Our failure to effectively utilize such net proceeds may have an adverse effect on our financial performance and the value of our common stock.” Pending the use of the net proceeds resulting from the Plan as described above, we may invest the net proceeds in cash or short-term marketable securities.
The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds of the offering in a manner other than as described in this prospectus.

DESCRIPTION OF OUR CAPITAL STOCK
The following is a summary description of the material features of our common stock, based on our Articles of Incorporation and Bylaws and relevant provisions of Virginia law. This summary is not complete and is qualified in its entirety by reference to the provisions of our Articles of Incorporation and Bylaws and Virginia law.
Our Articles of Incorporation authorize 100,000,000 shares of common stock, par value $1.00 per share. Our common stock is traded on Nasdaq under the symbol “CARE.”
Holders of our common stock are entitled to receive dividends if, as and when declared by our Board. Holders of our common stock are entitled to one vote per share on each matter submitted to a vote of shareholders. A majority of the outstanding shares of our common stock entitled to vote constitutes a quorum for a meeting of shareholders. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast in favor of the matter exceed the votes opposing the matter, unless Virginia law or our Articles of Incorporation require a greater number of affirmative votes. Our Articles of Incorporation and Bylaws provide for a single class of directors to be elected annually. Directors are elected by a plurality of the votes cast at a meeting at which a quorum exists. There are no cumulative voting rights in the election of directors.
Unless otherwise provided for in our Articles of Incorporation, our shareholders have no preemptive rights to purchase additional shares of our common stock in order to preserve their proportionate ownership interest in us if we issue shares that could dilute the ownership interests of existing shareholders. Holders of our common stock have no conversion, redemption or sinking fund rights. Our outstanding shares of common stock are fully paid and nonassessable.
Except as limited by Virginia law or our Articles of Incorporation, our Bylaws vest the power to amend the Bylaws in the Board by a majority vote of the total number of directors.
With regard to indemnification and elimination of liability, we shall indemnify every individual made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if: (i) he or she conducted himself or herself in good faith; and (ii) he or she believed, in the case of conduct in his or her official capacity with the Company, that his or her conduct was in our best interests and, in all other cases, that his or her conduct was at least not opposed to our best interests (or with respect to an employee benefit plan, that his or her conduct was for a purpose he or she believed to be in the interests of the participants of and beneficiaries of the plan); and (iii) he or she had no reasonable cause to believe, in the case of any criminal proceeding, that his or her conduct was unlawful. We do not indemnify any individual against his or her willful misconduct, a knowing criminal violation, or any liability incurred in any proceeding charging improper personal benefit to him or her, whether or not by or in our right or involving action in an official capacity, in which he or she was adjudged liable by a court of competent jurisdiction on the basis that personal benefit was improperly received by him or her.
Except as provided in our Articles of Incorporation, in any proceeding brought by or in our right or by or on behalf of our shareholders, a director or officer shall not be liable for monetary damages arising out of or resulting from a single transaction, occurrence or course of conduct. Our Articles of Incorporation provide that the liability of a director or officer shall not be so eliminated if he or she engaged in willful misconduct or a knowing criminal violation or violation of any federal or state securities law, including any claim of unlawful insider trading or manipulation of the market for any security.
Virginia law contains business combination statutes that protect domestic corporations from hostile takeovers, and from actions following such a takeover, by restricting the voting rights of shares acquired by a person who has gained a significant holding in us. Our Articles of Incorporation and Bylaws are silent with respect to these business combination statutes; therefore, Virginia law applies.
In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities.

PLAN OF DISTRIBUTION
All shareholders may participate in the Plan. Under the Plan, cash dividends on all or less than all of a participant’s shares of common stock may be used to purchase additional shares of common stock. Participants who hold at least one share of common stock in their own name and enroll in the Plan may also make voluntary cash payments ranging from $100 to $10,000 per month.
Shareholders whose shares are registered in their own name may enroll in the Plan by signing an enrollment form and returning it to us. Beneficial owners whose shares are registered in names other than their own (for example, in the “street name” of a bank, broker or other Nominee) must contact the Nominee to obtain details on how to participate in the Plan. The Nominee will be the record holder for the participant under the Plan. Each such beneficial owner must rely on his or her Nominee for administering the beneficial owner’s dividends and must correspond exclusively with the Nominee on all matters regarding the Plan, including account statements, share withdrawal and termination of participation in the Plan. The Nominee may charge a commission or other fee for your participation in the Plan, which will be your responsibility. We will have no record of participation in the Plan by beneficial owners with respect to shares registered in a name other than their own.
All reinvested dividends and voluntary cash payments under the Plan will be used to either (i) purchase our common stock in the open market or through privately negotiated transactions, or (ii) acquire authorized and previously unissued common stock from us, or (iii) any combination of the foregoing at the sole discretion of us and the Plan Administrator. The purchase price per share of common stock purchased in the open market will be the weighted average market price for each specific batch of the participants’ reinvested dividends or voluntary cash payments purchased on the payment date for all participants in the Plan with their aggregate funds used for such purchase (including any applicable fees). The purchase price per share of newly issued common stock acquired from us under the Plan will be the fair market value of our common stock, determined as set forth in Question 11 (i.e., the average of the closing bid and ask prices as reported on Nasdaq on the applicable date, or if such date is not a trading day, on the most recent preceding day on which bid and ask prices were reported), less any applicable discount within the authorized range of 0.0% to 5.0% for dividend reinvestment purchases.
Dividend reinvestment amounts and any voluntary cash payment amounts will be invested on their respective Investment Dates. Should we elect to purchase both open market and newly issued shares for any investment period, the price per share of the shares allocated under the Plan for that investment period will be apportioned in accordance with the number of shares purchased in the open market or as newly issued shares. The number of shares of our common stock purchased for each participant will depend upon the amount of the participant’s dividend and the amount of voluntary cash payments, if any, and the purchase price per share.
The record holder’s account, maintained by the Plan Administrator in book entry, will be credited with the number of shares, including fractional shares computed to six decimal places. Shares purchased under the Plan will be credited to the Plan account but will not be registered in the participant’s name, and certificates will not be issued to the participant unless requested or upon termination or withdrawal from the Plan. Dividends on a fractional interest in a share will be credited to the participant’s account.
We will pay for all fees and commissions associated with your purchases under the Plan. However, certain fees and charges apply for the certification, transference or sale of shares held in Plan accounts. You will have the same tax obligations with respect to reinvested dividends as you would with cash dividends not reinvested under the Plan.
Shares credited to the account of a participant under the Plan may not be sold, pledged or assigned without first requesting that a certificate for such shares be issued by Computershare, or requesting to withdraw those shares from the Plan via the Direct Registration System. Certificates must be requested from Computershare. Only whole shares represented by a certificate may be withdrawn from the participant’s account. Certificates for fractions of a share will not be issued. Any fractional interest in a share will be converted to cash at the then current market value, less any applicable fees. Any remaining whole shares and any fraction of a share will continue to be credited to the participant’s account or otherwise remitted to the participant, as applicable.
A decision to participate in the Plan must be made pursuant to each investor’s evaluation of its, his or her best interests. Neither our Board, Plan Administrator nor any independent financial advisor makes any recommendation to prospective investors regarding whether they should invest in our common stock or otherwise participate in the Plan. We anticipate that this registration statement shall remain effective until the date on which all of the common stock registered hereby has been sold.

DISCLOSURE OF SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
LEGAL MATTERS
Unless otherwise set forth in a prospectus supplement, the validity of the securities offered will be passed upon for us by Troutman Pepper Locke LLP, Richmond, Virginia.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

1,000,000 Shares of Common Stock
CARTER BANKSHARES, INC.
Dividend Reinvestment and
Stock Purchase Plan

Prospectus
August 11, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities covered by the registration statement of which this prospectus is a part. With the exception of the registration fee under the Securities Act, the amounts set forth below are estimates. We will bear all of these expenses.

Registration fee under the Securities Act	$4,648.45
Legal fees and expenses	$27,500.00
Accounting fees and expenses	$20,000.00
Transfer agent fees and expenses	$5,500.00
Printing and other miscellaneous fees and expenses	$750.00
Total	$58,398.45
Item 15.    Indemnification of Directors and Officers
The Virginia Stock Corporation Act and our Articles of Incorporation provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. Our Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses, and other amounts imposed on them by reason of having been a director or officer. We do not indemnify any individual against his or her willful misconduct, a knowing criminal violation, or any liability incurred in any proceeding charging improper personal benefit to him or her, whether or not by or in our right or involving action in an official capacity, in which he or she was adjudged liable by a court of competent jurisdiction on the basis that personal benefit was improperly received by him or her. We also carry insurance on behalf of directors, officers and employees which may cover liabilities under the Securities Act.
Under the Virginia Stock Corporation Act, a Virginia corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Virginia Stock Corporation Act permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written undertaking by the director or officer or on the director’s or officer’s behalf to repay any funds advanced by the corporation if it is ultimately determined that the director or officer is not entitled to indemnification.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the Company for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16.    Exhibits
The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit No.	Description

5.1	Opinion of Troutman Pepper Locke LLP
23.1	Consent of Crowe LLP
23.2	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page of this registration statement)
99.1	Form of Enrollment Form
107	Filing Fee Table

Item 17.    Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) above do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Martinsville, Commonwealth of Virginia, on August 11, 2026.

CARTER BANKSHARES, INC.

By:	/s/ Litz H. Van Dyke
Name: Litz H. Van Dyke
Title: Chief Executive Officer
(Principal Executive Officer)
POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints Litz H. Van Dyke and Wendy S. Bell, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacity and on the dates indicated.

By:	/s/ Litz H. Van Dyke	By:	/s/ Wendy S. Bell
Name:	Litz H. Van Dyke	Name:	Wendy S. Bell
Title:	Director and Chief Executive Officer (Principal Executive Officer)	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)
Date:	August 11, 2026	Date:	August 11, 2026

By:	/s/ James W. Haskins	By:	/s/ Phyllis Q. Karavatakis
Name:	James W. Haskins	Name:	Phyllis Q. Karavatakis
Title:	Chairman of the Board	Title:	Vice Chairman of the Board
Date:	August 11, 2026	Date:	August 11, 2026

By:	/s/ Michael R. Bird	By:	/s/ Kevin S. Bloomfield
Name:	Michael R. Bird	Name:	Kevin S. Bloomfield
Title:	Director	Title:	Director
Date:	August 11, 2026	Date:	August 11, 2026

By:	/s/ Robert M. Bolton	By:	/s/ Gregory W. Feldmann
Name:	Robert M. Bolton	Name:	Gregory W. Feldmann
Title:	Director	Title:	Director
Date:	August 11, 2026	Date:	August 11, 2026

By:	/s/ Jacob A. Lutz III	By:	/s/ Catharine L. Midkiff
Name:	Jacob A. Lutz III	Name:	Catharine L. Midkiff
Title:	Director	Title:	Director
Date:	August 11, 2026	Date:	August 11, 2026

By:	/s/ Curtis E. Stephens	By:	/s/ Elizabeth Lester Walsh
Name:	Curtis E. Stephens	Name:	Elizabeth Lester Walsh
Title:	Director	Title:	Director
Date:	August 11, 2026	Date:	August 11, 2026